SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) April 8, 2021 (April 7, 2021)

VARIAN MEDICAL SYSTEMS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-7598	94-2359345
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Hansen Way, Palo Alto, CA	94304-1030
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 493-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $1 par value	VAR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company indicate by check mark if the registrant has elected not to use the extended transaction period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 7, 2021, Varian Medical Systems, Inc. (the “Company”) entered into a letter agreement with Magnus Momsen, its Interim Chief Financial Officer, providing that in connection with his service as Interim Chief Financial Officer of the Company, which commenced effective March 12, 2021, Mr. Momsen will be entitled to a one-time payment equal to the sum of $20,000 plus the product of (i) $5,000 times (ii) the number of weeks (rounded up to the nearest whole week) from April 12, 2021 through the earlier of the date of consummation of the transactions contemplated by the Agreement and Plan and Merger, by and among Siemens Healthineers Holding I GMBH, Falcon Sub Inc., the Company, and Siemens Medical Solutions USA, Inc., dated as of August 2, 2020 or the date that he ceases to serve as Interim CFO, subject to Mr. Momsen’s continuing employment through the relevant date or qualifying termination prior thereto.

A copy of the letter agreement is attached to, and incorporated by reference into Item 5.02 of, this Current Report on Form 8-K as Exhibit 10.1 hereto. The foregoing description of the letter agreement is intended only as a summary and is qualified in its entirety by reference to the full text of the letter agreement.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Letter Agreement between Magnus Momsen and the Company, dated as of April 7, 2021

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Varian Medical Systems, Inc.

By:	/s/ Michael D. Hutchinson
Name:	Michael D. Hutchinson
Title:	SVP, Chief Legal Officer, Corporate Secretary

Dated: April 8, 2021